Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Harvard Apparatus Regenerative Technology, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cambridge, Massachusetts
December 14, 2015